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                                                                   EXHIBIT 21


                             ENSERCH CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF TEXAS UTILITIES COMPANY)
                            (as of March 15, 1999)

                                                             State or Country
                                                             of Incorporation

ENSERCH Corporation                                               Texas
    Lone Star Gas Company (an unincorporated division)
    Lone Star Pipeline Company (an unincorporated division)
    Enserch Processing, Inc.                                     Delaware
    Enserch Energy Services, Inc.                                 Texas
        Enserch Energy Services (Canada), Inc.                    Texas
        Enserch Energy Services (New York), Inc.                 Delaware
        Enserch Energy Services Risk Management Company           Texas
        Enserch Energy Services Trading Company                   Texas
        Enserch Gas Marketing Company                             Texas
    ALEASCO, Inc.                                                 Alaska
    ENS Claims Management, Inc.                                  Delaware
    ENS Holdings I, Inc.                                          Texas
    ENS Holdings II, Inc.                                         Texas
    ENS Insurance Company                                        Vermont
    ENSERCH E&C Holdings, Inc.                                    Nevada
        ENS Equipment Corporation                                Delaware
        ENSERCH E&C, Inc.                                         Nevada
        ESICORP Constructors International Inc.                  Delaware
            ENS U. K. Limited (1)                             United Kingdom
            ENS Limited (1)                                   United Kingdom
            Process Engineering International Ltd. (1)        United Kingdom
        ESICORP Industries Inc. (Delaware)                       Delaware
            Ebasco Cayman Limited                             Cayman Islands
                Ebasco Services Singapore Pte. Ltd.              Singapore
            Ebasco Energy A. G.                                 Switzerland
        Ebasco Services of Canada Limited                         Canada
        Engineering International Liquidating Company, Inc.     California
    Ensat Pipeline Company                                        Texas
    ENSERCH Capital I                                            Delaware
    Enserch Finance II, Inc.                                      Texas
    Enserch Finance N.V.                                   Netherlands Antilles
    Enserch Gas Transmission Company                              Texas
    Enserch House, Inc.                                           Texas
    Enserch International Investments Limited                    Delaware
        Humphreys and Glasgow Limited                         United Kingdom
    Enserch Receivables, Inc.                                    Delaware
    Enserch Shirley, Inc.                                        Delaware
    Fleet Star of Texas, L.C. (2)                                 Texas
    LS Energy, Inc.                                               Texas
    Lone Star Dallas Energy Center, Inc.                          Texas
    Lone Star Energy Services, Inc.                               Texas
    Lone Star Gas Company of Texas, Inc.                          Texas
    TRANSTAR Technologies L.C.                                    Texas
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(1) 99% owned by parent corporaton.
(2) 50% owned by ENSERCH Corporation.

    Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.


                                  Affiliates

                                                             State or County
                                                             of Incorporation
                                                             or Organization

American Gas Finance Company, L.L.C. (1)                          Texas
Enserch SACROC Inc. (2)                                           Texas
ENS Holdings Limited Partnership (3)                              Texas
FinaStar Partnership (4)                                          Texas
Lavair Cogeneration Limited Partnership (5)                      Delaware
Gulf Coast Natural Gas Company (6)                                Texas


________________________


(1)5.27% owned by Lone Star Energy Services, Inc.
(2)99.65% owned by Enserch Finance II, Inc. and .35% owned by ENS Holdings Limited Partnership.
(3)Limited partnership: ENS Holdings II, Inc. (99%) and ENS Holding I, Inc.
   (1%).
(4)General partnership: ENSERCH Corporation (50%).
(5)Limited partnership: ENSERCH Corporation (43.33%).
(6)General Partnership: General partner, Enserch Gas Transmission Company
   (50%).

                                      2
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